UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

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SUIC Worldwide Holdings Ltd.

(Exact name of Company as specified in its charter)

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Nevada	000-53737	47-2148252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-20 38th Ave. Unit 3G, Flushing, NY 11354

(Address of principal executive offices) (Zip Code)

(929) 391-2550

Company’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CHAIRMAN

Effective Oct 30, 2023, the Board of Directors (the “Board”) of the Company appointed Mr. Kuo Yu Chieh as Chairman of the Board of Directors.

Mr. Kuo is the Chairman of I. H art Co Ltd. and serves as Chairman and director in several other companies. Mr. Kuo also serves as president, director and advisor for government, chamber of commerce and world famous organization such as Taiwan Chamber of Industry and Commerce, National Disposal Industry of Construction Surplus Soil Union, World League for Freedom and Democracy, the Taipei City Government, and Association of Chain and Franchise Promotion, Taiwan.

He earned his MBA degree at the University of Leicester U.K. and Business Analysis and Valuation Training at National Taiwan University School of Professional Education And Continuing Studies.

Mr. Kuo received several recognitions and awards from 2017 to 2023, such as Global Chinese Role Model Award, The National Brand YUSHAN Award For Outstanding Business Leadership and Outstanding Enterprise Manager Association- Golden Peak Award For Outstanding Business Leadership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2023	SUIC Worldwide Holdings Ltd.

By:/s/ Han Wei Wang
Han Wei Wang
Chief Executive Officer